Exhibit 99.1

Press Release

Clean Harbors Reports Second-Quarter 2016 Financial Results

•            Reports Revenues of $697.5 Million, Reflecting Softness in Energy and Industrial Markets

•            Announces Net Income of $4.0 Million and GAAP EPS of $0.07; Adjusted EPS of $0.15

•            Reports Adjusted EBITDA of $110.4 Million; Margin of 15.8%

•            Nears Completion of ~$175 Million in Acquisitions to Expand Environmental Services and Support Safety-Kleen’s Closed Loop Offering

•            Announces Planned Divestiture of Subsidiary Within Industrial Services

•            Narrows 2016 Adjusted EBITDA Guidance Range

NORWELL, Mass. — August 3, 2016 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the second quarter ended June 30, 2016.

Revenues for the second quarter of 2016 were $697.5 million, compared with $936.2 million in the same period a year ago.  Revenues in the second quarter of 2015 included approximately $170 million related to substantial emergency response activity.  Income from operations was $34.5 million in the second quarter of 2016, compared with $60.8 million in last year’s second quarter, which included a non-cash goodwill impairment charge of $32.0 million related to the Oil and Gas Field Services segment.

Net income for the second quarter of 2016 was $4.0 million, or $0.07 per diluted share, which was negatively impacted by not recognizing income tax benefits associated with pre-tax losses generated by certain of the Company’s Canadian subsidiaries.  The negative effect from not recognizing these benefits, which had no cash impact in the current period, was $4.5 million, or $0.08 per diluted share.  Adjusted net income, which includes the recognition of these tax benefits, was $8.4 million, or $0.15 per diluted share.

In the second quarter of 2015, net income was $10.4 million, or $0.18 per diluted share, which included the non-cash goodwill impairment charge.  Excluding the non-cash impairment charge, second-quarter 2015 adjusted net income was $42.4 million, or $0.72 per diluted share.

Net income and adjusted net income results for the second quarters of 2016 and 2015 included pre-tax integration and severance costs of $3.2 million and $1.8 million, respectively.

Adjusted EBITDA (see description below) in the second quarter of 2016 was $110.4 million, compared with $163.1 million in the same period of 2015.

Comments on the Second Quarter

“The ongoing slowdown in the energy sector, combined with softness across several of our key industrial markets, limited growth opportunities, constrained customer spending on projects and reduced near-term waste volumes from several key verticals,” said Alan S. McKim, Chairman and Chief Executive Officer.  “At the same time, both of our Safety-Kleen segments delivered strong quarterly results, with SK Environmental Services increasing its year-over-year profitability for the eighth consecutive quarter and Kleen Performance

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Products posting a small rebound in base oil pricing from earlier in the year, as well as an increase in blended products sales.

“Within Technical Services, second-quarter incineration utilization was 88 percent due to a higher number of turnaround days, which increased our deferred revenue by nearly $7 million sequentially to more than $70 million. Lower industrial volumes limited project opportunities and reductions in oil and gas production waste streams drove landfill volumes down 21 percent from those of a year ago,” McKim said. “Our Industrial and Field Services results reflected a difficult quarter in which our declining business in Western Canada was further weakened by the massive fire in the Fort McMurray area forcing shutdowns, and customer activity in the southwestern U.S. was temporarily reduced following widespread flooding in Texas.  Business in our planned carve-out segments — Oil and Gas Field Services and Lodging Services — was hurt by continued deterioration in the overall energy market, to which we responded with additional cost-cutting efforts.

Recent Acquisitions and Divestiture

“During the second quarter, we worked on completing a series of six acquisitions totaling approximately $175 million, which expanded our geographic footprint and capabilities.  This included two Part B permits to support our growing presence on the West Coast.  One in southern California, where we were capacity constrained, is part of a significant plant, which will link with our new El Dorado, Arkansas incinerator.  The second is in Seattle where we acquired new capabilities for our Technical Services and Field Services businesses in the Northwest region. We also acquired assets to support our North American renewable lubricants program and this included terminals, re-refineries, waste oil collection and blending/packaging capabilities — all critical components to the success of our ‘closed loop’ initiative, in which we directly sell Safety-Kleen’s blended products back to our customers.  Three acquisitions have already been finalized, and we expect the remaining three to close within the next week.

“In addition, we plan to divest a subsidiary in our Industrial Services group. This business, which generated approximately $55 million in revenues in 2015, is not a core line of business in our portfolio and was planned for divestiture.  Proceeds are expected to be in the range of $50 million.

Business Outlook and Financial Guidance

“Looking ahead, we see near-term challenges stemming from ongoing energy, industrial and customer spending trends.  Consequently, we intend to channel our resources and investments to core areas that show the highest growth potential, such as our closed loop program and our new hazardous waste incinerator in Arkansas, which we expect will be operational by year-end.  We also intend to increase our previously announced $100 million cost reduction program to improve profitability and expand margins.

“As we enter the second half of 2016, we anticipate an improvement in our incineration business, due to our backlog of waste and fewer planned turnaround days.  We expect a significant sequential benefit from pricing gains in the base oil marketplace and we expect that Kleen Performance Products will, in the third quarter, more than double its profitability compared with its second-quarter profitability.  We also should see a greater impact from our ongoing cost reduction efforts in the second half of the year as more initiatives are fully implemented.  As a result, we expect sequential improvement in Adjusted EBITDA in the third quarter versus our second-quarter performance.  On a year-over-year basis, however, we expect Adjusted EBITDA to be

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com down approximately 20 percent from the third quarter of 2015, reflecting last year’s record emergency response activities,” McKim concluded.

Based on its year-to-date financial performance and current market conditions, Clean Harbors updated its 2016 annual Adjusted EBITDA guidance.  The Company narrowed its guidance to a range of $430 million to $450 million from its previously announced guidance of $430 million to $490 million.  On a GAAP basis, the Company’s guidance is based on 2016 net income in the range of $4 million to $9 million.  Adjusted net income for 2016, which includes the recognition of the non-cash tax benefits in Canada, is in the range of $24 million to $29 million. A reconciliation of the Company’s Adjusted EBITDA guidance and adjusted net income to net income guidance is included below.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements.  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and the fact that management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA.  The Company defines Adjusted EBITDA consistently and in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income (loss) and Adjusted EBITDA for the three and six months ended June 30, 2016 and 2015 (in thousands):

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Net income (loss)	$3,966	$10,395	$(16,905)	$3,306
Accretion of environmental liabilities	2,548	2,599	5,053	5,218
Depreciation and amortization	73,393	67,773	142,295	136,129
Goodwill impairment charge	—	31,992	—	31,992
Other expense	189	660	539	251
Interest expense, net	21,647	19,249	40,627	38,687
Provision for income taxes	8,702	30,454	6,156	25,816
Adjusted EBITDA	$110,445	$163,122	$177,765	$241,399

This press release includes a discussion of net income (loss) and net earnings (loss) per share adjusted for the non-cash impact of unbenefited tax losses in Canada and income from operations, net income (loss) and earnings (loss) per share amounts adjusted for the goodwill impairment charge identified in the reconciliations provided below.  The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance.  The following shows the difference between income from operations to adjusted income from operations, net income (loss) to adjusted net income (loss) and earnings (loss) per share to adjusted earnings (loss) per share for the three and six months ended June 30, 2016 and 2015 (in thousands, except per share amounts):

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Adjusted income from operations
Income from operations	$34,504	$60,758	$30,417	$68,060
Goodwill impairment charge	—	31,992	—	31,992
Adjusted income from operations	$34,504	$92,750	$30,417	$100,052
Adjusted net income (loss)
Net income (loss)	$3,966	$10,395	$(16,905)	$3,306
Unbenefited tax losses	4,453	—	12,371	—
Goodwill impairment charge, net of $0 taxes	—	31,992	—	31,992
Adjusted net income (loss)	$8,419	$42,387	$(4,534)	$35,298
Adjusted earnings (loss) per share
Earnings (loss) per share	$0.07	$0.18	$(0.29)	$0.06
Unbenefited tax losses	0.08	—	0.21	—
Goodwill impairment charge, net of $0 taxes	—	0.54	—	0.54
Adjusted earnings (loss) per share	$0.15	$0.72	$(0.08)	$0.60

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Year Ending December 31, 2016
	Amount
	(In millions)
Projected GAAP net income	$4	to	$9
Adjustments:
Accretion of environmental liabilities	11	to	10
Depreciation and amortization	295	to	285
Interest expense, net	84	to	84
Provision for income taxes	36	to	62
Projected Adjusted EBITDA	$430	to	$450

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

An itemized reconciliation between projected net income and projected adjusted net income is as follows:

	For the Year Ending December 31, 2016
	Amount
	(In millions)
Projected GAAP net income	$4	to	$9
Unbenefited tax losses	20	to	20
Projected adjusted net income	$24	to	$29

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.  Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, the Company’s planned carve-out and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Contacts

Investors:	Media:
Jim Buckley	Eric Kraus
SVP Investor Relations	EVP Corporate Communications & Public Affairs
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
Buckley.James@cleanharbors.com	Kraus.Eric@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues	$697,510	$936,228	$1,333,593	$1,668,727
Cost of revenues (exclusive of items shown separately below)	480,002	652,688	944,281	1,199,195
Selling, general and administrative expenses	107,063	120,418	211,547	228,133
Accretion of environmental liabilities	2,548	2,599	5,053	5,218
Depreciation and amortization	73,393	67,773	142,295	136,129
Goodwill impairment charge	—	31,992	—	31,992
Income from operations	34,504	60,758	30,417	68,060
Other expense	(189)	(660)	(539)	(251)
Interest expense, net	(21,647)	(19,249)	(40,627)	(38,687)
Income (loss) before provision for income taxes	12,668	40,849	(10,749)	29,122
Provision for income taxes	8,702	30,454	6,156	25,816
Net income (loss)	$3,966	$10,395	$(16,905)	$3,306
Earnings (loss) per share:
Basic	$0.07	$0.18	$(0.29)	$0.06
Diluted	$0.07	$0.18	$(0.29)	$0.06

Shares used to compute earnings (loss) per share — Basic	57,549	58,590	57,599	58,732
Shares used to compute earnings (loss) per share — Diluted	57,678	58,710	57,599	58,832

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2016	December 31, 2015
Current assets:
Cash and cash equivalents	$352,923	$184,708
Accounts receivable, net	503,749	496,004
Unbilled accounts receivable	29,119	25,940
Deferred costs	21,261	18,758
Inventories and supplies	162,404	149,521
Prepaid expenses and other current assets	49,678	46,265
Total current assets	1,119,134	921,196
Property, plant and equipment, net	1,594,987	1,532,467
Other assets:
Deferred financing costs	1,412	1,847
Goodwill	461,491	453,105
Permits and other intangibles, net	492,224	506,818
Other	23,133	15,995
Total other assets	978,260	977,765
Total assets	$3,692,381	$3,431,428
Current liabilities:
Accounts payable	$222,302	$241,183
Deferred revenue	70,263	61,882
Accrued expenses	203,813	193,660
Current portion of closure, post-closure and remedial liabilities	24,043	20,395
Total current liabilities	520,421	517,120
Other liabilities:
Closure and post-closure liabilities, less current portion	51,143	49,020
Remedial liabilities, less current portion	114,291	118,826
Long-term obligations	1,631,881	1,382,543
Deferred taxes, unrecognized tax benefits and other long-term liabilities	258,302	267,637
Total other liabilities	2,055,617	1,818,026
Total stockholders’ equity, net	1,116,343	1,096,282
Total liabilities and stockholders’ equity	$3,692,381	$3,431,428

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	June 30, 2016			June 30, 2015
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$229,130	$36,245	$265,375	$248,025	$39,397	$287,422
Industrial and Field Services	153,851	(9,341)	144,510	353,329	(11,631)	341,698
Kleen Performance Products	86,711	(7,600)	79,111	99,104	(21,429)	77,675
SK Environmental Services	191,004	(21,491)	169,513	175,876	(8,799)	167,077
Lodging Services	16,418	151	16,569	21,171	1,072	22,243
Oil and Gas Field Services	19,232	2,480	21,712	38,617	2,194	40,811
Corporate Items	1,164	(444)	720	106	(804)	(698)
Total	$697,510	$—	$697,510	$936,228	$—	$936,228

	For the Six Months Ended:
	June 30, 2016			June 30, 2015
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$448,235	$71,477	$519,712	$488,350	$75,598	$563,948
Industrial and Field Services	275,428	(16,824)	258,604	500,197	(18,114)	482,083
Kleen Performance Products	154,254	(17,008)	137,246	195,911	(39,687)	156,224
SK Environmental Services	370,422	(40,238)	330,184	336,560	(20,381)	316,179
Lodging Services	32,063	436	32,499	55,275	1,253	56,528
Oil and Gas Field Services	51,248	3,446	54,694	92,204	3,535	95,739
Corporate Items	1,943	(1,289)	654	230	(2,204)	(1,974)
Total	$1,333,593	$—	$1,333,593	$1,668,727	$—	$1,668,727

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:		For the Six Months Ended:
Adjusted EBITDA	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Technical Services	$68,891	$76,808	$129,289	$140,209
Industrial and Field Services	19,946	73,081	22,064	83,390
Kleen Performance Products	9,995	15,824	14,555	11,348
SK Environmental Services	45,239	41,195	80,734	68,444
Lodging Services	3,022	3,852	4,041	10,762
Oil and Gas Field Services	(4,207)	(2,182)	(5,601)	(779)
Corporate Items	(32,441)	(45,456)	(67,317)	(71,975)
Total	$110,445	$163,122	$177,765	$241,399

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com